UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material under §240.14a-12 AXIS CAPITAL HOLDINGS LIMITED (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee paid previously with preliminary materials. ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Shareholder Outreach Spring 2023 1

Safe Harbor Statement 2 This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the united states ("U.S.") Federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related To the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing and other market conditions and economic conditions including inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following: Insurance risk • The cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; • The occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change; • actual claims exceeding loss reserves; • The failure of any of the loss limitation methods we employ; • The effects of emerging claims, coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions; • the failure of our cedants to adequately evaluate risks; • The adverse impact of inflation; Strategic risk • Losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses; • Changes in the political environment of certain countries in which we operate or underwrite business, including the united kingdom's withdrawal from the European Union; • The loss of business provided to us by major brokers; • A decline in our ratings with rating agencies; • The loss of one or more of our key executives; • Difficulties with technology and/or data security; COVID-19 • The adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; Market risk • The adverse impact of changes in interest rates, credit spreads, equity securities’ prices and other factors; • The adverse affects of foreign currency exchange rate fluctuations; Liquidity risk • The inability to obtain additional capital on favorable terms, or at all; Credit risk • The inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased; • The failure of our policyholders or intermediaries to pay premiums; • General economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates; • Breaches by third parties in our program business of their obligations to us; Operational risk • Changes in accounting policies or practices; • The use of industry models and changes to these models; Regulatory risk • Changes in governmental regulations and potential government intervention in our industry; • Inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; Risks related to the ownership of our securities • Risks related to our holding company structure or provisions in our organizational documents and bye-laws; and Risks related to taxation • Changes in tax laws. Readers should carefully consider the risks noted above together with other factors including but not limited to those described under item 1A, ‘Risk Factors' in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Cautionary Note regarding Forward-Looking Statements

3 Advancing Global Leadership in Specialty Risk AXIS Strengths AXIS is continuing to evolve our business to increase profitability, lower volatility, and strengthen the portfolio, establishing a strong position in the fastest growing specialty markets Risk Management Solutions Track record of providing bespoke risk management solutions to unique risks Strong Relationships Strong and lasting relationships with key distribution partners and clients in highly attractive markets Diversified Specialty Portfolio Attractive global portfolio of specialty insurance and complementary reinsurance business Leveraging AXIS Strengths Focus on markets where we have demonstratable relevance, scale, underwriting expertise, and path for profitable growth Reputation for Client Services Industry leading claims services Employee Engagement Strong employee engagement and workplace culture, leading to recruitment and retention of top talent and consistency of service to our customers

AXIS at a Glance 4 1) GPW, Operating ROACE, ROACE, Cash & Investments and Total Assets data as of YE 2022; Market data as of 01/31/2023; $0.44 quarterly dividend paid 1/18/2023. 2) Operating return on average common equity (“operating ROACE”) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to the most comparable GAAP financial measure ROACE, and a discussion of its rationale for presentation is provided in the appendix. 3) The Company exited Reinsurance Catastrophe and Property business in June 2022 and will substantially complete this exit in 2023. 4) Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased). 5) Ratings of insurance and reinsurance subsidiaries of AXIS Capital Holdings Limited. S&P Financial Strength Rating (FSR) of A+ and A.M. Best FSR of A. Mix of Business by GPW Current Quarterly Div. $0.44 / 2.8% and Annual Yield(1) Insurance 68.0% Reinsurance 32.0% Financial Strength Rating(5) A / A+ With Stable Outlook Market Capitalization(1) $5.3 Billion Gross Premiums Written(3) $8.2 Billion ROACE 4.3% Operating ROACE(2) 11.1% “AXS” Shares Listed on the NYSE Stock Exchange Since 2003 Represented in 18 Offices Worldwide More Than 2,000+ Employees Cash & Investments(4) $15.6 Billion Total Assets $27.6 Billion

Diversified Specialty Portfolio 32% 68% Reinsurance Insurance 1) Gross premiums written for the reinsurance segment for 2022 of $2,629.0M included $336.7M for run-off lines, representing $326.3M of Reinsurance Catastrophe and Property business which the Company exited in June 2022 and $10.4M of Reinsurance Engineering business which the Company exited in 2020. For additional information, refer to Q4 2022 Investor Financial Supplement. 23.7% 24.3% 20.4% 11.5% 11.7% 4.6% 3.8%Insurance Gross Premiums Written: $5.6 billion FY 2022 Reinsurance Gross Premiums Written: $2.6 billion(1) FY 2022 Cyber Professional Lines Property Liability Liability Accident and Health Professional Lines Credit and Surety Motor Agriculture Marine and Aviation Run-off Lines 27.4% 15.6% 15.2% 11.4% 9.1% 4.9% 3.6% 12.8% Accident and Health Credit and Political Risk Marine and Aviation 5 Total Gross Premiums Written: $8.2 billion FY 2022

6 Aligning Executive Compensation and Performance Our executive compensation program is designed to link pay to performance, requiring our leadership team to deliver on specific annual and long-term performance goals. Pay Element Objectives / Description Base Salary • Provides a fixed component of compensation to reflect the level of responsibility and experience. • Used to attract and retain executive talent. Annual Incentive (75% of CEO bonus performance is based on financial results – Operating ROACE) • Motivates and rewards executives for Company and individual performance against annually established goals. • In addition to the financial results, the remaining 25% of bonus was based on achievement of strategic business goals. RSUs (40% of CEO’s Annual Equity Award) • Fosters a culture of ownership, aligning long-term interests of our executives and shareholders. • Vests ratably over a four-year period. PSUs (60% of CEO’s Annual Equity Award) • Promotes accountability and strategic long-term decision-making. • The financial objective for PSU awards is determined solely on relative total shareholder return (rTSR). Performance Payout 2022 PSU Payout Scale 100% Based on Relative TSR Performance 85th & Above 200.0% 75th 166.7% 65th 133.3% 55th 100.0% 45th 75.0% 35th 50.0% 25th 25.0% < 25th 0% Each NEO has 70% - 84% of their total compensation package at-risk.

The compensation package for our incoming CEO is designed to promote rigorous accountability for creating long-term shareholder value. Compensation Package for Incoming CEO Key Elements: Agreement term through 12/31/2026 Promotional Equity Award – designed to promote alignment with shareholder interests 1. 60% of award performance vests based on annualized TSR growth over 3 years 2. 40% of award time vests over 4 years Reflects current employment practices 1. Removes housing allowance 2. Eliminates personal use of Company-leased aircraft 3. Reduces the total severance payable upon Company’s termination of CEO Competitive Package – valued new CEO package based on market and experience 1. STI – bonus target 160% salary 2. LTI – 60% performance vesting and 40% time-vesting New CEO total target compensation is 83.6% performance-based 7

2023 Share Request WHY ARE WE ASKING FOR ADDITIONAL SHARES? HOW DO WE MANAGE OUR EQUITY PROGRAM? We are requesting 1,125,000 shares expected to cover a 24-month period, consistent with general market practices. We manage long-term stockholder dilution by limiting the total number shares granted annually. This additional share request is lower than the 1,600,000 shares requested (and approved) at May 2021 Annual Meeting. Our Human Capital & Compensation Committee carefully monitors our annual net burn rate and potential shareholder dilution in order to maximize shareholder value. Equity awards are an essential component of our compensation program, allowing us to grant equity to retain key talent and link individuals to the success of our business strategy. The value of equity incentive awards granted is limited to the amount believed necessary to attract, retain and motivate key personnel. At the 2023 Annual General Meeting, we plan to ask our shareholders to increase the shares authorized under the plan. Shares were last requested at the 2021 Annual General Meeting. We welcome any questions you have regarding this proposed upcoming request. Please see slide 16 with contact information. 8

Strong Compensation & Governance Practices

Compensation Practices

WHAT WE DO

- ✓ Set robust goals, ensuring adequate stretch goals within our risk framework
- ✓ Link performance metrics to strategy to support shareholder value
- ✓ Provide appropriate mix of fixed and variable pay to reward Company, business unit and individual performance
- ✓ Retain discretion of incentive awards by our Human Capital & Compensation Committee
- ✓ Balance equity awards between performance-vesting and time-vesting awards over 3- and 4-year periods
- ✓ Maintain robust stock ownership guidelines
- ✓ Maintain a Clawback Policy
- ✓ Retain an independent compensation consultant
- ✓ Engage in regular shareholder outreach
- ✓ Majority vote standard for election of directors
- ✓ Regular Board and Committee self-evaluation process, including a third-party evaluation in 2022
- ✓ Shareholders holding 10% or more of outstanding stock have the right to call a special meeting
- ✓ Majority independent Board and fully independent Audit, Human Capital & Compensation and Corporate Governance, Nominating & Social Responsibility Committees

WHAT WE DO NOT DO

- × No hedging or pledging of AXIS stock
- × No individual executive retirement plans
- × No excise tax gross-ups upon change of control or termination
- × No single-trigger vesting of equity-based awards upon change in control
- × No stockholder rights plan (“poison pill”)
- × No director “overboarding”
  - – None of our directors serve on the board of directors of more than three other publicly-held corporations

Governance Practices

We welcome investor feedback on our compensation & governance practices. Please see slide 16 with contact information.

AXIS

9

Highly Qualified Board Provides Effective Oversight

Vincent Tizzio[(1)] President and CEO, AXIS Capital	**Michael Millegan** Former President, Verizon	**Lizabeth H. Zlatkus** Former CFO and Chief Risk Officer, The Hartford
Elanor R. Hardwick Former Chief Digital Officer, UBS	**Barbara A. Yastine** Former Chair, President and CEO, Ally Bank	**Anne Melissa Dowling** Former Director of Insurance, State of Illinois
Axel Theis Former Member of Board of Management, Allianz and Former CEO, Allianz Global Corporate & Specialty	**Thomas C. Ramey** Former Chair and President, Liberty International	**Henry B. Smith** Chair of the Board AXIS Capital and Former CEO, Bank of Bermuda
W. Marston Becker Former Chair, QBE Insurance	**Charles A. Davis** CEO, Stone Point Capital	**Director Tenure** <2 Years 3 2 - 6 Years 5 6+ Years 3

Gender


Male 64%
Female 36%

Race/Ethnicity


Caucasian 91%
9% Black

45%
5 out of 11 Directors are gender or racially/ethnically diverse

1) Vincent Tizzio will succeed Albert Benchimol as President and CEO effective as of the close of business on May 4, 2023.

10

Connecting Our Business Purpose to Corporate Citizenship Recent awards and recognitions Recognized as 3+ Company by 50/50 Women on Boards in 2022 Awarded Best ESG Initiative of the Year (2022) for Fossil Fuel Policy and Climate Initiatives #8 of 41 evaluated insurance companies in 2023 Top ranking in "Overall Commitment to ESG" in the Insurer's Lloyd’s 2022 ESG Survey Included in Bloomberg’s Gender Equality Index in 2021, 2022 & 2023 Named one of Forbes’ Best Mid- Size Employers in 2022 and 2023 We help people and organizations around the world to manage risk, giving them the confidence to pursue their goals and ambitions. Our Corporate Citizenship program is one of many ways we advance this purpose Protecting the planet Environment and sustainability Fostering belonging Diversity, Equity & Inclusion (DEI) Commitment to being a leading provider of renewable energy insurance and assisting in the transition to a low-carbon economy Key highlights: • Committed to a 50% science-based, absolute reduction in Scope 1 and 2 greenhouse gas (GHG) emissions by 2030, using a 2019 baseline • Set goal to phase out thermal coal business from insurance, facultative reinsurance and investment by 2030 in OECD countries and 2040 globally • Committed to integrating sustainability considerations into underwriting products and practices Implementing DEI plan with five key action areas: internal education, diverse recruitment, career development, goals/metrics and advocacy Key highlights: • Set goals to achieve global gender parity by 2025 and increase ethnic and female senior representation • Five employee resource groups: AXIS Pride, PACE (Parents and Caregivers), EDGE (Ethnically Diverse Group of Employees), Veterans and Women • Expanded internal education and engagement, such as annual forums on DEI (past topics: mental health, racial justice) 11

We Ask for Your Support at Our 2023 Annual Meeting FOR All Director Nominees FOR Advisory Vote on Executive Compensation FOR Advisory Vote on Frequency of Executive Compensation Vote FOR Amended Equity Plan to Increase Shares FOR Ratification of Auditor 12

Appendix 13

Non-GAAP Financial Measures Reconciliation Operating Income and Operating Return on Average Common Equity Year ended December 31, 2022 2021 Net income available to common shareholders $ 192,833 $ 588,359 Net investment (gains) losses [1] 456,789 (134,279) Foreign exchange losses (gains) [2] (157,945) 315 Reorganization expenses [3] 31,426 - Interest in (income) loss of equity method investments [4] (1,995) (32,084) Income tax expense (benefit) (23,177) 14,166 Operating income $ 497,931 $ 436,477 Average common shareholders' equity $ 4,475,283 $ 4,803,175 Annualized return on average common equity 4.3% 12.2% Annualized operating return on average common equity 11.1% 9.1% 1. Tax expense (benefit) of $(36) million and $11 million for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses. 2. Tax expense (benefit) of $16 million and $3 million for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions 3. Tax expense (benefit) of $(4) million and $nil for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions. 4. Tax expense (benefit) of $nil for the years ended December 31, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions. 14

Rationale for the use of Non-GAAP Financial Measures We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present operating income (loss) and annualized operating return on average common equity ("operating ROACE") which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Operating Income (Loss 15 Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments. Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies. Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business, therefore, foreign exchange losses (gains) are excluded from operating income (loss). Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss). Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss). Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income. We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document. We also present annualized operating ROACE which is derived from the operating income (loss) measure and is reconciled to the most comparable GAAP financial measure, annualized return on average common equity ("ROACE") in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

16 Investor inquiries Miranda Hunter Head of Investor Relations 1.441.496.2600 investorrelations@axiscapital.com